EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

Golden Matrix Group, Inc.

And

The Shareholders of GMG Assets Limited

This Share Purchase Agreement (this “Agreement”) is made as of the 17th day of October 2022, by and between, Golden Matrix Group, Inc. (“GMGI”), a Nevada corporation (referred to herein as “Buyer”), and Aaron Johnston and Mark Weir, individuals, and the directors and joint owners of GMG Assets Limited (“GMGASSETS”) (referred to herein as “Sellers”).

PRELIMINARY STATEMENT

The Sellers desire to sell, and the Buyer desires to purchase 100% of the outstanding capital stock of GMGASSETS.

Mr. Aaron Johnston and Mr. Mark Weir are joint owners and directors of GMGASSETS, Aaron Johnston is a Board Member of GMGI, Mark Weir is a 10% Shareholder in RKingsCompetitions Ltd. (“RKingsCompetitions”), of which GMGI owns 80% of, and as such are both related parties to GMGI.

Mr. Johnston and Mr. Weir have agreed to sell GMGASSETS to GMGI for a total of 25,000 GBP.

The 25,000 GBP is the combined cost of the company setup fee and any cash contributed to GMGASSETS (the “Company Setup Fee”).

The consideration is simply to recoup Mr. Johnston’s and Mr. Weir’s setup costs and to help GMGI in the expansion of its global business.

The Buyer and the Sellers acknowledge that upon consummation of the transactions contemplated hereunder, Sellers will transfer 100% of their shareholdings (100 Ordinary Shares) in GMGASSETS to GMGI and assist in the notification of Companies House of the change in ownership.

GMGASSETS was setup by the Sellers for the sole purpose of facilitating GMGI’s running of the RKingsCompetions business, a subsidiary of GMGI.

GMGASSETS will facilitate cash alternative offers for winners of prizes within the RKingsCompetitions business and as such add value to the overall skill competition business.

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RECITALS

WHEREAS, GMGI is a company formed pursuant to the laws of the State of Nevada.

WHEREAS, GMGASSETS is a Northern Ireland Company with offices located at UNIT B MILL ROAD, BESSBROOK, NEWRY, CO. DOWN, UNITED KINGDOM BT35 7DT.

WHEREAS, GMGASSETS is a private company that is limited by shares having been formed on the 24th May 2022, Company Number NI688406.

WHEREAS, GMGASSETS has a total of 100 Allotted Ordinary Shares.

WHEREAS, GMGASSETS has two directors, Aaron Johnston and Mark Weir.

WHEREAS, GMGASSETS will offer cash alternatives to winners of prizes in RKingsCompetitions (“Cash Alternatives”).

WHEREAS, any such Cash Alternative offers by GMGASSETS will require approval by GMGI management prior to being offered.

WHEREAS, Mr. Johnston is a related party and Board Member of GMGI and as such is prepared to sell his shareholding in GMGASSETS to GMGI to assist it in the expansion of its global business.

WHEREAS, Mr. Weir is a related party and shareholder in RKingsCompetitions and as such is prepared to sell his shareholding in GMGASSETS to GMGI to assist it in the expansion of its global business.

WHEREAS, Mr. Johnston and Mr. Weir will not seek to profit on the sale but simply recoup the Company Setup Fee and any cash contributed to company, in full and final payment for the sale of 100% of the shares of GMGASSETS to GMGI.

WHEREAS, Mr. Weir will be offered a service fee to assist in the running of GMGASSETS.

WHEREAS, such service fee structure will be approved by the compensation committee of GMGI and will be 100% of the profits generated up to 50,000 GBP then thereafter 10% of the profits generated by GMGASSETS up to a maximum of 150,000 GBP per annum.

WHEREAS, Mr. Weir will provide monthly invoices for the service fees and payment for such fees will be transacted by management at GMGI.

WHEREAS, profits as discussed above will be calculated as revenues less cost of goods sold, less any taxes paid or incurred.

WHEREAS, a cash alternative maximum % of the prize value in RKingsCompetitions will be set by the Board of Directors of GMGI, from time to time.

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WHEREAS, the effective date of the purchase of the outstanding capital stock of GMGASSETS shall be treated as August 1, 2022, for all purposes (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ACQUISITION OF THE ASSETS AND OTHER ACTIONS

1.01 ACQUISITION OF THE SELLERS’ ASSETS; PRE-CLOSING REVENUES.

Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), the Sellers shall sell, assign and transfer all of their right, title and interest to 100% of the outstanding capital stock of GMGASSETS (100 Ordinary Shares) to GMGI (collectively, the “Sellers’ Assets”).

1.02 CLOSING CONDITIONS

The Share Purchase Agreement will close once the following conditions have been satisfied:

(a)	Buyer has paid Sellers the purchase price equivalent to 25,000 GBP,

(b)	Sellers have transferred 100% of the shares in GMGASSETS to GMGI,

(c)	GMGI’s Audit Committee and Board of Directors have approved the terms and conditions of this Agreement; and

(d)	Change of ownership is reflected by Companies House.

(e)	Access to Bank account has been granted to the Buyer.

1.03 CONSIDERATION FOR THE SELLERS’ ASSETS.

In consideration for the sale and transfer of 100% of the shares in GMGASSETS, and subject to the terms and conditions of this Agreement, the Buyer will:

a)	Pay to Sellers the purchase price of 25,000 GBP via Wire Transfer.

1.04 CONSENTS TO ASSIGNMENT.

This Agreement may not be assigned, hypothecated, transferred or contracted to another party without the express written consent of both parties.

2. REPRESENTATIONS OF THE SELLERS.

The Sellers represent and warrant to the Buyer as follows:

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2.01 ORGANIZATION.

The Sellers are individuals who have all requisite power and authority (corporate and other) to own their properties, to carry on their business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

2.02 STATUS OF SELLERS.

The Sellers have all requisite power and authority to own their properties and carry on their business as now being conducted.

2.03 AUTHORIZATION.

The execution and delivery by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of all transactions contemplated hereunder and thereunder by the Sellers, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Sellers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Sellers are a party constitute the valid and legally binding obligations of the Sellers, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Sellers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of GMGASSETS pursuant to, any indenture, mortgage, deed of trust, security agreement or other instrument or agreement to which GMGASSETS is a party or by which GMGASSETS or any of its properties is or may be bound. The sale of the Shares to GMGI has received all required authorizations and approvals under GMGASSETS organizational documents and applicable law.

2.04 TITLE TO SHARES.

The Sellers are the sole record and beneficial owner of the shares of the shares of GMGASSETS being sold hereby (the “Shares”) and have good and marketable title to all of the Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Sellers have sole managerial and dispositive authority with respect to the Shares and have not granted any person a proxy or option to buy the Shares that has not expired or been validly withdrawn. The sale and delivery of the Shares to the Buyer pursuant to this Agreement will vest in the Buyer the legal and valid title to the Shares acquired by the Buyer hereunder, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for those associated with the restricted nature of the securities.

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2.05 SOPHISTICATED SELLERS.

Sellers each acknowledge that they are a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as the Shares.

2.06 DECISIONS REGARDING SALE.

Sellers have decided to enter into this Agreement and to affect the transactions contemplated herein of their own volition, and have carefully considered and have, to the extent they believe such discussion necessary, discussed with their professional, legal, tax and financial advisors, the sale of the Shares and the purchase price, and have determined to sell the Shares to Buyer pursuant to this Agreement. The Sellers have such knowledge and experience in financial and business matters that the Sellers are capable of evaluating the merits and risks of the sale of the Shares and of making an informed decision regarding the sale of such Shares.

2.07 NO BROKER DEALER; NO DEFAULT.

The Sellers represent and warrant to the Buyer as follows:

(a)

GMGASSETS is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Sellers, or the transfer, conveyance and sale of the Shares to the Buyer pursuant to the terms hereof.

(b)

No broker or finder has acted for the Sellers in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Sellers.

(c)	GMGASSETS is not in default under any contracts and, to the Sellers’ knowledge, no third party is in default under any of the contracts with GMGASSETS.

2.08 LITIGATION.

There is no action, suit or proceeding to which the GMGASSETS is a party (either as a plaintiff or defendant) or which challenges or puts the Sellers’ ownership or use of the Shares, or any portion thereof, pending or threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of the Sellers, there is no basis for any such action, suit or proceeding; (b) the Sellers, to the best of their knowledge, no officer, director or employee of GMGASSETS, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of GMGASSETS; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring GMGASSETS to take any action of any kind with respect to its business, assets or properties or has any impact against title, ownership, possession or use of the Shares.

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2.09 COMPLIANCE WITH AGREEMENTS AND LAWS.

GMGASSETS has all requisite licenses, permits and certificates from all local authorities necessary to conduct its business and to own and operate its assets (collectively, the “Permits”). GMGASSETS is not in violation in any material respect of any law, regulation or ordinance relating to its properties. GMGASSETS has not violated, and on the date hereof will not violate any local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, immigration, occupational safety, or corrupt practices), the enforcement of which would have a material adverse effect.

2108 FULL DISCLOSURE.

There are no materially misleading misstatements in any of the representations and warranties made by Sellers in this Agreement, the Exhibits or Schedules to this Agreement (if any), or any certificates delivered by Sellers pursuant to this Agreement and Sellers have not omitted to state any fact necessary to make statements made herein or therein not materially misleading.

3. REPRESENTATIONS OF THE BUYER

The Buyer represents and warrants to the Sellers that:

3.01 ORGANIZATION AND AUTHORITY.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

3.02 AUTHORIZATION.

The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and consummation by the Buyer of the transactions contemplated herein, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer’s Articles of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound.

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3.03 LITIGATION.

There is no suit, action, or legal administrative, arbitration or order, proceeding or governmental investigation pending or, to the knowledge of the Buyer, threatened, to which the Buyer is a party which, considered individually or in the aggregate, would reasonably be expected to materially impair the Buyer’s ability to perform its obligations under this Agreement.

3.04 BROKER’S FEE.

No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Buyer.

4. NOTICES.

Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by email, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

To the Sellers:

Mark Weir

Markwier3300ci@gmail.com

UNIT B MILL ROAD, BESSBROOK, NEWRY, CO. DOWN, UNITED KINGDOM BT35 7DT

And

Aaron Johnston

Aaron@julonconsultants.com

UNIT B MILL ROAD, BESSBROOK, NEWRY, CO. DOWN, UNITED KINGDOM BT35 7DT

To the Buyer:

Golden Matrix Group Inc.

brian@goldenmatrix.com

3651 Lindell Road, Ste D131, Las Vegas, NV 89103 USA

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail.

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5. SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Buyer, on the one hand, and the Sellers, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or the Sellers from any obligation or liability under this Agreement.

6. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

(a)

This Agreement, all Schedules and Exhibits hereto (if any), and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Directors or officers, and the Sellers may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Sellers.

(b)

If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

7. SEVERABILITY.

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

8. INVESTIGATION OF THE PARTIES.

All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

9. EXPENSES.

Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Sellers, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. All fees or expenses incurred in connection with this transaction by the Sellers shall be allocated to and borne by the Sellers.

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10. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11. SECTION HEADINGS.

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

12. MODIFICATIONS.

This Agreement can be modified only by a written agreement duly signed by each party.

13. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

14. UNDERSTANDING AND ACKNOWLEDGEMENT.

The Sellers represent to the Buyer and the Buyer represents to the Sellers, that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

15. JOINT AND SEVERAL REPRESENTATIONS.

Each representation, covenant, acknowledgment and warranty set forth herein provided by the Sellers to the Buyer shall be considered made joint and several by the Sellers.

16. FURTHER ASSURANCES.

Sellers and Buyer agree that, from time to time, whether before, at or after the closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Buyer of the Shares held by or in the name of the Sellers.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

SELLERS:	Aaron Johnston, an Individual

	By:	/s/ Aaron Johnston
Aaron Johnston
Mark Weir an Individual

	By:	/s/ Mark Weir
Mark Weir

BUYER:	Golden Matrix Group, Inc., a Nevada corporation

	By:	/s/ Anthony B. Goodman
Anthony B. Goodman, Chief Executive Officer

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